NU LOGO     NORTHEAST                        P. O. Box 270
            UTILITIES SYSTEM                 Hartford, CT  06141-0270
                                             107 Selden Street
                                             Berlin, CT  06037
                                             (860)-665-5000
                                             www.nu.com

Exhibit 99

News Release


Contacts:      Mary Jo Keating (media)  Jeffrey R. Kotkin (investors)
  Office:      (860) 665-5181           (860) 665-5154


NU ANNOUNCES RESULTS OF COMPETITIVE BUSINESS REVIEW

     BERLIN, Connecticut, March 9, 2005-Northeast Utilities (NU-NYSE) announced that today it completed its previously announced comprehensive review of its competitive energy businesses and that it has decided that NU Enterprises, Inc. (NUEI), the holding company for NU's competitive energy investments, will exit the wholesale marketing business.

    NU also concluded that NUEI's competitive energy services businesses are not central to NU's long-term strategy and do not meet the company's expectations of profitability. As a result, the company will explore ways to divest those businesses in a manner that maximizes their value. Those businesses include electrical, mechanical, telecommunications, commercial plumbing and performance contracting companies. NU will retain its competitive generation and retail energy marketing businesses because it believes that the assets and retail business are competitively positioned to create significant opportunities for those businesses over the next several years.

    Charles W. Shivery, NU chairman, president and chief executive officer, said NU has concluded that the wholesale merchant energy sector in the power pools between Maine and Maryland is becoming increasingly competitive and that NUEI's wholesale marketing business will be unable to attain the profit margins necessary to generate acceptable returns and cash flows. As a result, NUEI will explore a number of alternatives for exiting the wholesale marketing business, including selling the wholesale marketing franchise, selling existing contracts, restructuring longer term contracts, and allowing shorter term contracts to expire without being renewed. In the interim, NUEI will only bid on new full requirements wholesale contracts to improve the value of its book of business by reducing existing electric positions.

     Shivery said that Select Energy, Inc., NUEI's marketing subsidiary, has built a very strong retail energy marketing franchise in the Northeast and Middle Atlantic states and that the company expects to build on that market presence. Additionally, the number of commercial and industrial customers buying their electricity and natural gas from competitive suppliers is continuing to rise. Select Energy's retail marketing revenues in 2004 were approximately $850 million on sales of approximately 10 million megawatt-hours of electricity and 40 billion cubic feet of natural gas. Select Energy's retail marketing business serves approximately 30,000 commercial and industrial locations in the New England, New York and PJM power pools. Select's retail marketing business projects revenues to grow to approximately $1 billion in 2005 because of a continued expansion of the retail market and its high customer retention rate of approximately 85 percent.

     NU will retain its 1,443 megawatts of competitive generating assets because it expects that their value could increase significantly in the coming years. The competitive generating assets, which include pumped storage, hydroelectric, and coal-fired units, are contained within its Northeast Generation Company (NGC) and Holyoke Water Power Company (HWP) subsidiaries. NUEI also will retain its Northeast Generation Services Company subsidiary, which operates the NGC and HWP plants.

     NUEI accounted for approximately $2.1 billion of NU's revenue in 2004, excluding sales to affiliated regulated companies. The wholesale marketing business accounted for approximately $1 billion of that revenue and NUEI's energy services accounted for approximately $275 million. The energy services businesses include E. S. Boulos Company and Woods Electrical Company, both electrical contractors;
Woods Network Services, Inc., a telecommunications contracting firm; Select Energy Contracting, Inc., an electrical, mechanical, and plumbing contractor; and Select Energy Services, Inc., a performance contracting subsidiary that specializes in upgrading the energy efficiency of large governmental and institutional facilities.

     NU expects to record a charge in the first quarter of 2005 associated with the wholesale marketing and energy services businesses. The level of that charge will depend on a number of factors, including how the disposition of those businesses is accomplished. NU continues to work with the firm of Lazard Freres & Co., LLC, on that process.

     Because of the variety of methods the company could use to implement its decisions concerning the wholesale marketing and energy services businesses, NU will not provide a 2005 earnings range for its competitive energy businesses.

     The company expects that implementation of its decisions will have an impact on employment levels in those businesses, but the actual impact is not known at this time because the disposition process has just begun. Shivery said it is the company's goal to minimize layoffs by using, to the extent possible, open positions within the NU system or by a possible sale of both the wholesale franchise and the energy services businesses in which the buyers may offer positions to existing employees.

     NU continues to estimate earnings of between $1.22 per share and $1.30 per share at its regulated businesses and parent company and other expenses of between $0.08 per share and $0.13 per share. NU's regulated businesses represent more than 82 percent of NU's total assets and the company expects to invest heavily in those businesses over the next five years.

    "The focus of Northeast Utilities' investments for the next several years will continue to be on improving the electricity and natural gas delivery systems of our franchised service territories in Connecticut, New Hampshire and Massachusetts," Shivery said. "These systems will require several billion dollars of investment over the next five years to maintain and improve an infrastructure that is central to the economic vitality and quality of life in New England. We have the financial strength to make those investments on behalf of our customers and investors and we intend to complete them with the support of our regulators."

     NU operates New England's largest energy delivery system, serving approximately 2 million customers in Connecticut, New Hampshire and Massachusetts.

     This news release includes statements concerning NU's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements are "forward looking statements" within the meaning of the Private Litigation Reform Act of 1995. In some cases the reader can identify these forward looking statements by words such as "estimate", "expect", "anticipate", "intend", "plan", "believe", "forecast", "should", "could", and similar expressions. Forward looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward looking statements. Factors that may cause actual results to differ materially from those included in the forward looking statements include, but are not limited to, actions by state and federal regulatory bodies, competition and industry restructuring, changes in economic conditions, changes in weather patterns, changes in laws, regulations or regulatory policy, expiration or initiation of significant energy supply contracts, changes in levels of capital expenditures, developments in legal or public policy doctrines, technological developments, volatility in electric and natural gas commodity markets, effectiveness of our risk management policies and procedures, changes in accounting standards and financial reporting regulations, fluctuations in the value of electricity positions, changes in the ability to sell electricity positions and close out natural gas positions at anticipated margins, obtaining new contracts at anticipated volumes and margins, terrorist attacks on domestic energy facilities, and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in our reports to the Securities and Exchange Commission. We undertake no obligation to update the information contained in any forward looking statements to reflect developments or circumstances occurring after the statement is made.

Note: NU will webcast an investor conference call on Thursday, March 10, 2005, at 11 a.m. Eastern Standard Time. The call can be accessed through NU's website at www.nu.com.

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